                                 EXHIBIT N - 7

       Market Shares for Gas Companies in Illinois and Bordering States
                          Companies Sorted by Revenue

                                                Revenue              Share of      Cumulative
Holding Company                            (millions of $)  Rank      Total          Share
------------------------------------------------------------------------------------------------
Nicor, Inc.                                    1,229          1        16.7%         16.7%
Peoples Energy Corp.                             967          2        13.1%         29.8%
Columbia Energy Group, Inc.                      613          3         8.3%         38.1%
NiSource, Inc.                                   604          4         8.2%         46.3%
Northern States Power Co.                        446          5         6.1%         52.4%
MidAmerican Energy Holdings Co.                  430          6         5.8%         58.2%
Wicor, Inc.                                      429          7         5.8%         64.0%
Indiana Energy, Inc.                             420          8         5.7%         69.8%
Cinergy Corp.                                    404          9         5.5%         75.2%
Alliant Energy Corp.                             311         10         4.2%         79.5%
Illinova Corp.                                   288         11         3.9%         83.4%
Ameren Corp.                                     217         12         2.9%         86.3%
Southern Union Co.                               196         13         2.7%         89.0%
LG&E Energy Corp.                                192         14         2.6%         91.6%
Cilcorp, Inc.                                    181         15         2.5%         94.0%
WPS Resources Corp.                              165         16         2.2%         96.3%
Madison Gas & Electric Co.                        87         17         1.2%         97.4%
SIGCORP, Inc.                                     67         18         0.9%         98.4%
Wisconsin Fuel & Light Co.                        41         19         0.6%         98.9%
UtiliCorp United, Inc.                            33         20         0.5%         99.4%
Minnesota Power, Inc.                             11         21         0.2%         99.5%
Illinois Gas Co.                                   7         22         0.1%         99.6%
Midwest Bottle Gas Co.                             7         23         0.1%         99.7%
St. Joseph Light & Power Co.                       5         24         0.1%         99.8%
Consumers Gas Co.                                  4         25         0.1%         99.8%
St. Croix Valley Natural Gas Co., Inc.             4         26         0.0%         99.9%
Master Gas Service Co.                             3         27         0.0%         99.9%
Indiana Utilities Corp.                            3         28         0.0%        100.0%
Mount Carmel Public Utility Co.                    2         29         0.0%        100.0%
Fidelity Natural Gas, Inc.                         1         30         0.0%        100.0%

Total                                          7,365

                                 EXHIBIT N - 7

       Market Shares for Gas Companies in Illinois and Bordering States
                          Companies Sorted by Assets

                                               Assets                Share of      Cumulative
Holding Company                            (millions of $)  Rank      Total          Share
------------------------------------------------------------------------------------------------
Nicor, Inc.                                    3,040          1        20.3%          20.3%
Peoples Energy Corp.                           2,160          2        14.4%          34.8%
NiSource, Inc.                                 1,280          3         8.6%          43.4%
Columbia Energy Group, Inc.                    1,009          4         6.8%          50.1%
Indiana Energy, Inc.                             862          5         5.8%          55.9%
Wicor, Inc.                                      812          6         5.4%          61.3%
MidAmerican Energy Holdings Co.                  798          7         5.3%          66.6%
Cinergy Corp.                                    772          8         5.2%          71.8%
Illinova Corp.                                   654          9         4.4%          76.2%
Northern States Power Co.                        653         10         4.4%          80.5%
Southern Union Co.                               489         11         3.3%          83.8%
Ameren Corp.                                     469         12         3.1%          87.0%
Alliant Energy Corp.                             443         13         3.0%          89.9%
Cilcorp, Inc.                                    394         14         2.6%          92.6%
UtiliCorp United, Inc.                           295         15         2.0%          94.5%
WPS Resources Corp.                              247         16         1.7%          96.2%
Madison Gas & Electric Co.                       170         17         1.1%          97.3%
SIGCORP, Inc.                                    141         18         0.9%          98.3%
Delta Natural Gas Co., Inc.                      120         19         0.8%          99.1%
Wisconsin Fuel & Light Co.                        60         20         0.4%          99.5%
Midwest Bottle Gas Co.                            16         21         0.1%          99.6%
Minnesota Power, Inc.                             15         22         0.1%          99.7%
Illinois Gas Co.                                  13         23         0.1%          99.8%
St. Joseph Light & Power Co.                       7         24         0.0%          99.8%
Consumers Gas Co.                                  6         25         0.0%          99.8%
Master Gas Service Co.                             5         26         0.0%          99.9%
Fidelity Natural Gas, Inc.                         5         27         0.0%          99.9%
Indiana Utilities Corp.                            5         28         0.0%          99.9%
Mount Carmel Public Utility Co.                    4         29         0.0%         100.0%
St. Croix Valley Natural Gas Co., Inc.             4         30         0.0%         100.0%

Total                                         14,947

                                 EXHIBIT N - 7

       Market Shares for Gas Companies in Illinois and Bordering States
                    Companies Sorted by Number of Customers

                                             Customers              Share of      Cumulative
Holding Company                             (thousands)    Rank      Total          Share
------------------------------------------------------------------------------------------------
Nicor, Inc.                                    1,865          1       15.3%          15.3%
Columbia Energy Group, Inc.                    1,763          2       14.4%          29.7%
Southern Union Co.                             1,006          3        8.2%          37.9%
Peoples Energy Corp.                             955          4        7.8%          45.7%
UtiliCorp United, Inc.                           828          5        6.8%          52.5%
NiSource, Inc.                                   694          6        5.7%          58.2%
MidAmerican Energy Holdings Co.                  620          7        5.1%          63.2%
Wicor, Inc.                                      518          8        4.2%          67.5%
Indiana Energy, Inc.                             489          9        4.0%          71.5%
Northern States Power Co.                        459         10        3.8%          75.2%
Cinergy Corp.                                    447         11        3.7%          78.9%
Atmos Energy Corp.                               425         12        3.5%          82.4%
Illinova Corp.                                   400         13        3.3%          85.6%
Alliant Energy Corp.                             385         14        3.2%          88.8%
Ameren Corp.                                     296         15        2.4%          91.2%
LG&E Energy Corp.                                287         16        2.3%          93.6%
WPS Resources Corp.                              224         17        1.8%          95.4%
Cilcorp, Inc.                                    201         18        1.6%          97.0%
Madison Gas & Electric Co.                       108         19        0.9%          97.9%
SIGCORP, Inc.                                    107         20        0.9%          98.8%
Wisconsin Fuel & Light Co.                        49         21        0.4%          99.2%
Delta Natural Gas Co., Inc.                       37         22        0.3%          99.5%
Minnesota Power, Inc.                             11         23        0.1%          99.6%
Midwest Bottle Gas Co.                            11         24        0.1%          99.7%
Illinois Gas Co.                                  10         25        0.1%          99.8%
St. Joseph Light & Power Co.                       6         26        0.1%          99.8%
Consumers Gas Co.                                  6         27        0.0%          99.9%
St. Croix Valley Natural Gas Co., Inc.             5         28        0.0%          99.9%
Master Gas Service Co.                             4         29        0.0%          99.9%
Mount Carmel Public Utility Co.                    4         30        0.0%         100.0%
Indiana Utilities Corp.                            3         31        0.0%         100.0%

Total                                         12,221